       As filed with the Securities and Exchange Commission on July 13, 2001

                                                      Registration No. 333-32846
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ______________

                      POST-EFFECTIVE AMENDMENT NO. 2

                                      To
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ______________

                        COPPER MOUNTAIN NETWORKS, INC.
            (Exact name of Registrant as specified in its charter)

                                ______________

              Delaware                                      33-0702004
   (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                     Identification Number)

                             1850 Embarcadero Way

                             Palo Alto, CA  94303
                                (650) 687-3300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ______________
                              Richard S. Gilbert
               Chairman of the Board and Chief Executive Officer
                        Copper Mountain Networks, Inc.

                             1850 Embarcadero Way

                              Palo Alto, CA 94303
                                (650) 687-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ______________
                                  Copies to:
                            Lance W. Bridges, Esq.
                            Elizabeth E. Reed, Esq.
                              Cooley Godward LLP
                       4365 Executive Drive, Suite 1100
                              San Diego, CA 92121
                                (858) 550-6000
                                ______________

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               EXPLANATORY NOTE



    Copper Mountain Networks, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Reg. No. 333-32846; originally filed on Form S-1 and subsequently converted by amendment to Form S-3), (the "Registration Statement") which originally registered 1,142,309 shares of Common Stock, par value $0.001 of the Registrant for resale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant's contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 2 to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 13, 2001.


                                  Copper Mountain Networks, Inc.


                                  By: /s/ Richard S. Gilbert
                                     ---------------------------------

                                     Richard S. Gilbert
                                     Chief Executive Officer and Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                          Title                                   Date
    ---------                          -----                                   ----
/s/ Richard S. Gilbert        Chief Executive Officer                       July 13, 2001
__________________________
Richard S. Gilbert            and Chairman of the Board
                              (Principal Executive Officer)

/s/ Michael O. Staiger        Vice President, Chief Financial               July 13, 2001
__________________________
Michael O. Staiger            Officer and Secretary
                              (Principal Financial and Accounting Officer)

     /s/  *                   Director                                      July 13, 2001
--------------------------
Robert L. Bailey

     /s/  *                   Director                                      July 13, 2001
--------------------------
Tench Coxe

     /s/  *                   Director                                      July 13, 2001
--------------------------
Roger Evans

/s/ Joseph R. Zell            Director                                      July 13, 2001
__________________________
Joseph R. Zell

     /s/  *                   Director                                      July 13, 2001
--------------------------
Joseph D. Markee

     /s/  *                   Director                                      July 13, 2001
--------------------------
Raymond V. Thomas

     /s/  *                   Director                                      July 13, 2001
--------------------------
Andrew W. Verhalen

* By /s/ Richard S. Gilbert
    -----------------------   Attorney-in-fact
    Richard S. Gilbert